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                                                                  EXHIBIT (d)(2)



                           1993 Incentive Stock Plan


                         Form of Stock Option Agreement
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IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY
INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             STOCK OPTION AGREEMENT

     Capstone Turbine Corporation, a California corporation (the "Company"),
hereby grants to              ("Optionee") an option (the "Option") to purchase
a total of          shares of  Common Stock (the "Shares"), at the price
determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1933 Incentive Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

     1. Nature of the Option. If Optionee is an Employee of the Company, this Option is intended to qualify as an Incentive Stock Option. If Optionee is a Consultant of the Company, this Option is a Nonstatutory Stock Option.

     2.   Exercise Price. The exercise price is $           for each Share,
which price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary corporations immediately before this Option is granted, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant as determined by the Board.

     3. Exercise of Options. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:
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     (i) Right to Exercise

          (a) This Option shall not become exercisable as to any of the number of the Shares until the date that is one (1) year from the date of grant of the Option (the "Anniversary Date"). On the Anniversary Date, this Option may be exercised to the extent of 25% of the Shares. Upon the expiration of each calendar month from the Anniversary Date, this Option may be exercised to the extent of the product of (a) the aggregate number of shares set forth in the first paragraph of this Agreement and (b) the fraction the numerator of which is one (1) and the denominator of which is forty-eight (48) (the "Monthly Vesting Amount"), plus the shares as to which the right to exercise the Option has previously accrued but has not been exercised; provided, however, that notwithstanding any of the above, the 25% exercisable on the Anniversary Date and the Monthly Vesting Amount with respect to any calendar month shall become exercisable only if the Employee or Consultant was an employee or consultant, as applicable, of the Company or any Subsidiary of the Company as of the Anniversary Date and the last day of such month, respectively. Any time that the Optionee is on leave or is absent from performing services for the Company shall not be counted towards the vesting provided herein.

          (b) This Option may not be exercised for a fraction of a Share.

          (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsection 3(i)(d).

          (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

(ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price.



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     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     (iii) Adjustments, Merger, etc. The number and class of the Shares and/or the exercise price specified in Section 2 above are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, this Option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to this Option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, will cause this Option to terminate, unless the agreement or merger or consolidation shall otherwise provide, provided that the Optionee shall, if the Board expressly authorizes, in such event have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise this Option in whole or part. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     4. Optionee's Representations. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company that Optionee understands that:

          (i) both this Option and any Shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

          (ii) these securities are made available to Optionee only on the condition that Optionee makes the representations contained in this Section 4 to the Company;

          (iii) Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

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          (iv) Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon one or more specific exemptions contained in the Act, which may include reliance on Rule 701 promulgated under the Act, if available, or which may depend upon (a) Optionee's bona fide investment intention in acquiring these securities; (b) Optionee's intention to hold these securities in compliance with federal and state securities laws; (c) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable federal and state securities laws; and (d) there being certain restrictions on transfer of the Shares subject to the Option;

          (v) Optionee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

          (vi) Optionee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required, and a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California unless otherwise exempted.

     5. Method of Payment. Payment of the purchase price shall be made by cash, check or, in the sole discretion of the Board at the time of exercise, promissory notes or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate purchase price of the Shares being purchased.

     6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require

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Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7. Termination of Status as an Employee or Consultant. In the event of termination of Optionee's Continuous Status as an Employee or Consultant for any reason other than death or disability, Optionee may, but only within 30
(30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

     8. Disability of Optionee. In the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's disability, Optionee may, but only within six (6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination; provided, however that if the disability is not total and permanent (as defined in Section 22(e)(3) of the Code) and the Optionee exercises the option within the period provided above but more than three months after the date of termination, this Option shall automatically be deemed to be a Nonstatutory Stock Option and not an Incentive Stock Option; and provided, further, that if the disability is total and permanent (as defined in Section 22(e)(3) of the Code), then the Optionee may, but only within one (1) year from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time periods specified herein, this Option shall terminate.

     9.   Death of Optionee. In the event of the death of Optionee:

          (i) during the term of this Option while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time within one (1) year following the date of death (but, in the case of an

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Incentive Stock Option, in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the time of death of the Optionee. To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of death, or if such Employee, Consultant, estate or other person does not exercise such Option (which such Employee, Consultant, estate or person was entitled to exercise) within the one (1) year time period specified herein, the Option shall terminate; or

(ii) during the thirty (30) day period specified in Section 7 or the one (1) year period specified in Section 8, after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within one (1) year following the date of death (but, in the case of an Incentive Stock Option, in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. To the extent that such Employee or Consultant was not entitled to exercise this Option at the date of death, or if such Employee, Consultant, estate or other person does not exercise such Option (which such Employee, Consultant, estate or person was entitled to exercise) within the one
(1) year time period specified herein, this Option shall terminate.

     10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee, only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     11.  Term of Option. This Option may not be exercised more than ten
(10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and terms of this Option; provided, however, that the term option, if it is a Nonstatutory Stock Option, may be extended for the period set forth in Section 9(i) or Section 9(ii) in the circumstances set forth in such Section.

     12. Early Disposition of Stock; Taxation Upon Exercise of Option. If Optionee is an Employee, Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee,

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Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in any amount generally measured as the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of exercise or the fair market value of the Shares at the exercise or the fair market value of the Shares at the of disposition. Any gain recognized on such premature sale of the Shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain. If Optionee is a Consultant, Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the Option will be treated as capital gain or loss. Optionee understands that the Company will be required to withhold tax from Optionee's current compensation in some of the circumstances described above; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition to exercise of this Option.

     13. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

     14. Severability; Construction. In the event that any provision in this Option shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Option. This Option shall be construed as to its fair meaning and not for or against either party.

     15. Damages. The parties agree that any violation of this Option (other than a default in the payment of money) cannot be

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compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Option in any court of competent jurisdiction in the event of any breach hereunder.

     16. Governing Law. This Option shall be deemed to be made under and governed by and construed in accordance with the laws of the State of California.

     17. Delay. No delay or failure on the part of the Company or the Optionee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

     18. Restrictions. Notwithstanding anything herein to the contrary, Optionee understands and agrees that Optionee shall not dispose of any of the Shares, whether by sale, exchange, assignment, transfer, gift, devise, bequest, mortgage, pledge, encumbrance or otherwise, except in accordance with the terms and conditions of this Section 18, and Optionee shall not take or omit any action which will impair the absolute and unrestricted right, power, authority and capacity of Optionee to sell Shares in accordance with the terms and conditions hereof.

          Any purported transfer of Shares by Optionee that violates any provision of this Section 18 shall be wholly void and ineffectual and shall give to the Company or its designee the right to purchase from Optionee all but not less than all of the Shares then owned by Optionee for a period of 90 days from the date the Company first learns of the purported transfer at the Agreement Price and on the Agreement Terms (as those terms are defined in subsections (b)(3) and (b)(4), respectively, of this Section 18). If the Shares are not purchased by the Company or its designee, the purported transfer thereof shall remain void and ineffectual and they shall continue to be subject to this Agreement.

          The Company shall not cause or permit the transfer of any Shares to be made on its books except in accordance with the terms hereof.

          (a)(1).  Permitted Transfers.

          (i) Optionee may sell, assign or transfer any Shares held by the Optionee but only by complying with the provisions of subsection (b)(1) of this
Section 18.

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     (ii) Optionee may sell, assign or transfer any Shares held by the Optionee without complying with the provisions of subsection (b)(1) by obtaining the prior written consent of the Company's shareholders owning 50% of the then issued and outstanding shares of the Company's Common Stock (determined on a fully diluted basis) or a majority of the members of the Board of Directors of the Company, provided that the transferee agrees in writing to be bound by the provisions of this Option and the transfer is made in accordance with any other restrictions or conditions contained in the written consent and in accordance with applicable federal and state securities laws.

     (iii) Upon the death of Optionee, Shares held by the Optionee may be transferred to the personal representative of the Optionee's estate without complying with the provisions of subsection (b)(1). Shares so transferred shall be subject to the other provisions of this Option, including in particular subsection (b)(2).

       (a)(2). No Pledge. Unless a majority of the members of the Board of Directors consent, Shares may not be pledged, mortgaged or otherwise encumbered to secure indebtedness for money borrowed or any other obligation for which the Optionee is primarily or secondarily liable.

       (a)(3). Stock Certificate Legend. Each stock certificate for Shares issued to the Optionee shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, one or both of the following legend:

     (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. SUCH SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THE STOCK OPTION AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UNLESS A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS CONSENT, SUCH STOCK OPTION AGREEMENT PROHIBITS ANY PLEDGE, MORTGAGE OR OTHER ENCUMBRANCE OF SUCH SHARES TO SECURE ANY OBLIGATION OF THE HOLDER HEREOF. EVERY CREDITOR OF THE HOLDER HEREOF AND ANY PERSON ACQUIRING OR PURPORTING TO ACQUIRE THIS CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN IS HEREBY NOTIFIED OF THE EXISTENCE OF SUCH STOCK OPTION AGREEMENT, AND ANY ACQUISITION OR PURPORTED ACQUISITION OF THIS CERTIFICATE OR THE SHARES HEREBY EVIDENCED OR ANY INTEREST THEREIN SHALL BE SUBJECT TO ALL RIGHTS

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AND OBLIGATIONS OF THE PARTIES TO SUCH STOCK OPTION AGREEMENT AS THEREIN SET
FORTH.

     (ii) IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

          (b)(1).   Sales of Shares.

          (i) Company's Right of First Refusal. In the event that the Optionee shall desire to sell, assign or transfer any Shares held by the Optionee to any other person (the "Offered Shares") and shall be in receipt of a bona fide offer to purchase the Offered Shares ("Offer"), the following procedure shall apply. The Optionee shall give to the Company written notice containing the terms and conditions of the Offer, including, but not limited to (a) the number of Offered Shares; (b) the price per Share; (c) the method of payment; and (d) the name(s) of the proposed purchaser(s).

          An offer shall not be deemed bona fide unless the Optionee has informed the prospective purchaser of the Optionee's obligation under this Option and the prospective purchaser has agreed to become a party hereunder and to be bound hereby. The Company is entitled to take such steps as it reasonably may deem necessary to determine the validity and bona fide nature of the Offer.

          Until 30 days after such notice is given, the Company or its designee shall have the right to purchase all of the Offered Shares at the price offered by the prospective purchaser and specified in such notice. Such purchase shall be on the Agreement Terms, as defined in subsection (b)(4).

          (ii) Failure of Company or its Designee to Purchase Offered Shares. If all of the Offered Shares are not purchased by the Company and/or its designee within the 30-day period granted for such purchases, then any remaining Offered Shares may be sold, assigned or transferred pursuant to the Offer; provided, that the Offered Shares are so transferred within 30 days of the expiration of the 30-day period to the person or persons named in, and under the terms and conditions of, the bona fide Offer described in the notice to the Company; and provided further, that such persons agree to execute and deliver to the Company a written agreement, in form and content satisfactory to the Company, agreeing to be bound by the terms and conditions of this Option.

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          (b)(2). Manner of Exercise.

          Any right to purchase hereunder shall be exercised by giving written notice of election to the Optionee, the Optionee's personal representative or any other selling person, as the case may be, prior to the expiration of such right to purchase.

          (b)(3). Agreement Price.

          The "Agreement Price" shall be the higher of (A) the fair market value of the Shares to be purchased determined in good faith by the Board of Directors of the Company and (B) the original exercise price of the Shares to be purchased.

          (b)(4). Agreement Terms. "Agreement Terms" shall mean and include the following:

          (i) Delivery of Shares and Closing Date. At the closing, the Optionee, the Optionee's personal representative or such other selling person, as the case may be, shall deliver certificates representing the Shares, properly endorsed for transfer, and with the necessary documentary and transfer tax stamps, if any, affixed, to the purchaser of such Shares. Payment of the purchase price therefor shall concurrently be made to the Optionee, the Optionee's personal representative or such other selling person, as provided in subsection (ii) of this subsection (b)(4). Such delivery and payment shall be made at the principal office of the Company or at such other place as the parties mutually agree.

          (ii) Payment of Purchase Price. The Company shall pay the purchase price to the Optionee at the closing.

          (b)(5). Right to Purchase Upon Certain Other Events.

          The Company or its designee shall have the right to purchase all, but not less than all, of the Shares held by the Optionee at the Agreement Price and on the Agreement Terms for a period of 90 days after any of the following events:

          (i) An attempt by a creditor to levy upon or sell any of the Optionee's Shares;

          (ii) the filing of a petition by the Optionee under the U.S. Bankruptcy Code or any insolvency laws;

          (iii) the filing of a petition against Optionee under any insolvency or bankruptcy laws by any creditor of the Optionee if such petition is not dismissed within 30 days of filing;


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          (iv) the entry of a decree of divorce between the Optionee and the
Optionee's spouse; or

          (v) the termination of Optionee's services as an employee or consultant with the Company.

The Optionee shall provide the Company written notice of the occurrence of any such event within 30 days of such event.

          (c)(1).   Termination.   The provisions of this Section 18 shall
terminate and all rights of each such party hereunder shall cease except for those which shall have theretofore accrued upon the occurrence of any of the following events:

          (i)   Cessation of the Company's business;

          (ii)  bankruptcy, receivership or dissolution of the Company;

          (iii) ownership of all of the issued and outstanding shares of the Company by a single shareholder of the Company;

          (iv) written consent or agreement of the shareholders of the Company holding 50% of the then issued and outstanding shares of the Company (determined on a fully diluted basis);

          (v) consent or agreement of a majority of the members of the Board of Directors of the Company; or

          (vi) registration of any class of equity securities of the Company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          (c)(2).   Amendment.     This Section 18 may be modified or amended in
whole or in part by a written instrument signed by shareholders of the Company holding 50% of the outstanding shares of Common Stock (determined on a fully diluted basis) or a majority of the members of the Board of Directors of the Company.

     19.  Market Standoff.    Unless the Board of Directors otherwise consents,
each Optionee agrees hereby not to sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become

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effective under the Act which includes securities to be sold on behalf of the
Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     20. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written. This Agreement may only be amended in a writing signed by the Company and the Optionee.

     21. Department of Corporations Rule. The Optionee hereby acknowledges receipt of a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached as Exhibit A hereto.


DATE OF GRANT: _____________________


                                   CAPSTONE TURBINE CORPORATION



                                   By:
                                       Name:  Jeffrey R. Watts
                                       Title: Chief Executive Officer



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     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.


Dated:
      -------------------------


-------------------------------
Optionee



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
Consent of Spouse

     The undersigned spouse of the Optionee to the foregoing Stock Option Agreement acknowledges on his or her own behalf that: I have read the foregoing Stock Option Agreement and I know its contents. I hereby consent to and approve of the provisions of the Stock Option Agreement, and agree that the Shares issued upon exercise of the options covered thereby and my interest in them are subject to the provisions of the Stock Option Agreement and that I will take no action at any time to hinder operation of the Stock Option Agreement on those Shares or my interest in them.



                              Signature of Spouse



                              Address

                                   EXHIBIT A

                               SECTION 260.141.11
                    TITLE 10, CALIFORNIA ADMINISTRATIVE CODE


          260.141.11 RESTRICTION on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

               (1) to the issuer;

               (2) pursuant to the order of process of any court;

               (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

               (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

               (5) to holders of securities of the same class of the same issuer;

               (6) by way of gift or donation inter vivos or on death;

               (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;


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
               (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

               (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;


              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision
(a) of Section 25143 is in effect with respect to such qualification;


              (13) between residents of foreign states, territories or counties who are neither domiciled nor actually present in this state;


              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or


              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;


              (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;


              (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102;

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
provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
     SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
     CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."






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